Exhibit 99.3 - Annual Statement of Compliance for the year
	       ended December 31, 2005

a)

[Capital One Auto Finance logo]

Capital One Auto Finance
Attn: 31002-0600
3901 Dallas Parkway
Plano, TX 75093




			ANNUAL OFFICER'S CERTIFICATE


	I, Patrick C. Gray, Assistant Secretary (acting as Interim Chief Financial Officer) of Capital One Auto Finance, Inc. a Texas Corporation ("Capital One") (as successor in interest to PeopleFirst Finance, LLC, a California limited liability company), as the servicer (the "Servicer") under the Receivables Sale and Servicing Agreement, dated as of June 13, 2003, and as amended (the "Sale and Servicing Agreement") between Merrill Lynch Bank USA, an industrial loan company, as the purchaser, and Capital One as the seller and as the Servicer, hereby certify pursuant to Section 3.3 (c) of the Sale and servicing Agreement, that.

	(a)	a review of the activities of the Servicer under the
	Sale and Servicing Agreement during the preceding calendar year ending December 31, 2005, and of performance under the Sale and Servicing Agreement by the Servicer during such calendar year has been made under my supervision; and

	(b)	to the best of the Servicer's knowledge, based on
	such review, the Servicer has complied with all conditions and covenants under the Sale and Servicing Agreement throughout the preceding calendar year ending December
	31, 2005.

IN WITNESS WHEREOF, I have signed my name as of March 31, 2006

			CAPITAL ONE AUTO FINANCE, INC.,
			a Texas corporation, as the Servicer



			By: /s/ Patrick C. Gray
			Name:	Patrick C. Gray
			Title:	Assistant Secretary
				(acting as Interim Chief
				Financial Officer)

b)

[Capital One Auto Finance logo]

Capital One Auto Finance
Attn: 31002-0600
3901 Dallas Parkway
Plano, TX 75093



			ANNUAL OFFICER'S CERTIFICATE


	I, Patrick C. Gray, Assistant Secretary (acting as Interim Chief Financial Officer) of Capital One Auto Finance, Inc. ("Capital One") (as successor in interest to Onyx Acceptance Corporation), as the servicer (the "Servicer") under the Sale and Servicing Agreement, dated as of May 22, 2003 and as amended from time to time (the "Sale and Servicing Agreement") between Merrill Lynch Bank USA, an industrial loan company, as the purchaser, and Capital One as the seller and as the Servicer, hereby certify pursuant to section 3.10 of the Sale and Servicing Agreement, that:

	(a)	a review of the activities of the Servicer under the
	Sale and Servicing Agreement during the preceding calendar year ending December 31, 2005, and of performance under the Sale and Servicing Agreement by the Servicer during such calendar year has been made under my supervision; and

	(b)	to the best of the Servicer's knowledge, based on
	such review, the Servicer has complied with all conditions and covenants under the Sale and Servicing Agreement throughout the preceding calendar year ending December 31, 2005.

IN WITNESS WHEREOF, I have signed my name as of March 31, 2006

				CAPITAL ONE AUTO FINANCE, INC.,
				as the Servicer

				By: /s/ Patrick C. Gray
				Name:	Patrick C. Gray
				Title:	Assistant Secretary
					(acting as Interim Chief
					Financial Officer)


c)

			[FORD logo]


Ford Motor Credit Company			One American Road
						P.O. Box 1732
						Dearborn, MI 48121




To:	Merrill Lynch Bank USA
	c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
	World Financial Center
	New York, NY 10281-1308
	Attn:	Christina A. Cotton



			OFFICER'S CERTIFICATE


		ANNUAL STATEMENT AS TO COMPLIANCE


	The undersigned officer of Ford Motor Credit Company (the
"Company"), does hereby advise you pursuant to Section 3.11(a) of the Servicing Agreement dated May 1, 2003 by and among the Company and Merrill Lynch Bank USA (the "Agreement") that:

1.	A review of the activities of the Company and of its
performance under the Agreement during the period from January 1, 2005 to December 31, 2005 has been made under my supervision.

2.	Based on this review, to the best of my knowledge, the Company has fulfilled all its obligations under the Agreement during the aforementioned period.


					/s/ David Brandi
					David Brandi
					Assistant Treasurer


Dated: as of December 31, 2005



			[FORD logo]


Ford Motor Credit Company			One American Road
						P.O. Box 1732
						Dearborn, MI 48121




To:	Merrill Lynch Bank USA
	c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
	World Financial Center
	New York, NY 10281-1308
	Attn:	Christina A. Cotton



			OFFICER'S CERTIFICATE


		ANNUAL STATEMENT AS TO COMPLIANCE


	The undersigned officer of Ford Motor Credit Company (the
"Company"), does hereby advise you pursuant to Section 3.11(a) of the Servicing Agreement dated September 1, 2003 by and among the Company and Merrill Lynch Bank USA (the "Agreement") that:

1.	A review of the activities of the Company and of its
performance under the Agreement during the period from January 1, 2005 to December 31, 2005 has been made under my supervision.

2.	Based on this review, to the best of my knowledge, the Company has fulfilled all its obligations under the Agreement during the aforementioned period.


					/s/ David Brandi
					David Brandi
					Assistant Treasurer


Dated: as of December 31, 2005


d)


			[SST Inc logo]

March 10, 2006

Merrill Lynch Bank USA
c/o Merrill Lynch Commercial Finance Corp.
4 World Financial Center, 10th Floor
New York, NY 10080
Attn: John F. Blackburn


RE:	Officer's Certificate

Pursuant to Section 2.11 of that certain Servicing and Custodian Agreement dated as of July 14, 2004, among Systems & Services Technologies, Inc., E-LOAN, Inc. and Merrill Lynch Bank USA, as the same was amended on March 30, 2005, the undersigned officer certifies as follows:

1)	a review of the activities of the Servicer during the preceding fiscal
	year ending December 30, 2005, and of its performance under the Basic Documents to which it is a party has been made under my supervision; and,

2)	to the best of my knowledge, based on such review, the Servicer has
	fulfilled all its obligations under the Basic Documents to which it is a party throughout such period and no default under the Basic Documetns to which it is a party has occurred and is continuing;

3)	the servicing information being provided by the Servicer in the Monthly
	Servicer Report in respect of the Contracts, including information relating
	to actions of the Servicer and/or payments and other collections on and
	characteristics of the Contracts, taken as a whole, does not contain any
	untrue statement or material fact or omit ot state a material fact
	necessary to make the statements made, in light of the circumstances under
	which such statements were made, not misleading as of the last day of the
	applicable period and;

4)	the Servicer has provided all reports and certificates required under
	Sections 2.10, 2.11 and 2.12 to the parties to which such reports and certificates are required to be provided with respect to the applicable period.

Systems & Services Technologies, Inc., as Subservicer

BY: 	/s/ Jorge Bernal
	Jorge Bernal
	Chief Operating Officer

e)

[USBank Portfolio Services logo]

March 15, 2006

U.S. Bank National Association
60 Livingston Street
St. Paul, MN 55107

Attn: Eve Kaplan

Re: Annual Statement of Compliance

Pursuant to the Task Order related to the Sale and Servicing Agreement dated as of May 31, 2005 among Merrill Auto Trust Securitization 2005-1, as Issuer, ML Asset Backed Corporation, as Depositor, and U.S. Bank National Association, as Master Servicer, the officer of Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as Sub-Servicer, hereby certifies the following:

	Under the officer's superevision, a review of the activities of the Servicers of the Merrill Auto Trust Securitization 2005-1 during the year ended December 31, 2005 has been made, and this review has not disclosed the existence of any events of default. Based on this review, it is the opinion of the officer that the Servicers are in compliance with the procedures as set forth in the Agreement.

LYON FINANCIAL SERVICES, INC. (d/b/a/ U.S. Bank Portfolio Services)

By: /s/ Joe Andries
Name:	Joe Andries
Title:	Senior Vice President
Date:	March 17,2006